EXHIBIT 10.23

                         UNIVERSAL DETECTION TECHNOLOGY
                         BOARD OF DIRECTORS COMPENSATION
                                      2005

     Each director who is independent under the rules and regulations of the Securities and Exchange Commission, which we refer to as an independent director receives compensation as set forth below.

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Annual Retainer                                $5,000 per annum

In Person Board, Shareholder or Committee      Reimbursement for reasonable travel and lodging
Meeting                                        expenses

Equity Compensation                            Directors, together with our executive officers
                                               and other employees, are eligible to receive
                                               grants of awards under our 2003 Stock Incentive
                                               Plan. These awards may be in the form of stock
                                               option0 and/or restricted stock grants. The
                                               number of shares underlying options or shares,
                                               as well as the exercise price, vesting and all
                                               other terms of the options and shares, are
                                               established by the Board of Directors.



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